EXHIBIT 10.12
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                            TAKE TO AUCTION.COM. INC.
                            -------------------------

CONFIDENTIAL

Mr. Albert Friedman
President & Chief Executive Officer
Take to Auction.com, Inc.
2335 N.W. 107th Ave. Ste. 2M 23
Miami, FL 33172


1. This letter sets forth the terms of the engagement of ZeroDotNet, Inc. ("ZeroDotNet") by Take to Auction.com, Inc. ("Take to Auction" or the "Company") to provide financial advisory and strategic planning services to the Company to evaluate its strategic and financial alternatives. Capitalized terms not otherwise defined are defined in the Glossary attached as EXHIBIT "A". Such services may include:

         (a) assisting the Company in considering strategic alternatives for its long-term financial plans, including undertaking a financial evaluation and analysis of one or more of the strategic alternatives such as a Take to Auction Private Placement and/or Initial Public Offering; and

         (b) being available to meet with the Company's officers and board of directors to discuss strategic alternatives and their financial implications.

2. The Company will cooperate with and provide to ZeroDotNet all information requested by ZeroDotNet in connection with this engagement. ZeroDotNet may rely, without independent investigation, on the accuracy and completeness of all information furnished by the Company.

3. The Company agrees that ZeroDotNet will have the exclusive first right of refusal to serve as the Company's exclusive lead placement agent or financial advisor, as the case may be, during the term hereof and for a period of twelve months from the date of this Engagement Letter, in connection with: (i) any private issuance of debt or equity securities (ii) a Corporate Transaction or
(iii) any financial or restructuring of indebtedness. The terms and conditions of the engagement will be set forth in a separate engagement agreement specifying the services, fees and indemnification of ZeroDotNet for the transaction. The compensation provided ZeroDotNet pursuant to such future engagement will be mutually agreed upon by the parties and will be based on the compensation paid to nationally recognized investment banking firms involved in transactions of similar size, scope, complexity, and value.

4. As compensation for its services under this engagement, ZeroDotNet will receive a non-refundable cash retainer fee of $350,000 upon execution of this Engagement Letter. Any monthly reimbursement for ZeroDotNet's Out-Of-Pocket Expenses will be discussed and approved by the Company in advance. If the company separately engages ZeroDotNet to act as its exclusive placement agent for the Company's Private Placement and/or Initial Public Offering, then the retainer fee will be credited agaist fees otherwise due for that Offering.


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5. This Engagement Letter and its contents, including the Offering and pricing process and other proprietary information of ZeroDotNet, will be treated by the Company as confidential. Any advice rendered by ZeroDotNet pursuant to this engagement is also confidential. Confidential information may not be disclosed publicly in any manner without ZeroDotNet's prior written approval.

6. The initial term of this engagement will be one year and the engagement will automatically renew on a quarterly basis thereafter until terminated in writing by either party. The engagement will terminate immediately: (i) upon execution of a separate engagement letter regarding ZeroDotNet's engagement in connection with a specific Transaction or Offering; (ii) upon manual written consent of both parties; or (iii) if ZeroDotNet determines in its discretion that completion of additional services is impractical, undesirable, or not advisable. The provisions of paragraphs 3 and 5 through 9, will survive any termination.

7. This Engagement Letter will be governed by and construed and enforced in accordance with the laws of the state of California, without regard to principles of conflicts of laws. Any action arising out of any disputes between the parties to this engagement letter shall be brought in either the Superior Court for the County of San Francisco or the United States District Court of the Northern District of California, and each of the parties hereto hereby submits to the jurisdiction of such courts for purposes of any such action.

8. Any dispute arising between the parties hereunder will be resolved by arbitration in accordance with the rules then in effect of the NASD, as governed by the laws of the State of New York, which must be commenced by a written notice of intention to arbitrate. Judgment upon an arbitration award may be rendered in any court of competent jurisdiction. The parties agree to the following facts about the arbitration procedures:

         (1)      Arbitration is final and binding on the parties.

         (2) The parties are waiving their right to seek remedies in court, including the right to jury trial.

         (3) Pre-arbitration discovery is generally more limited than and different from court proceedings.

         (4) The arbitrator's award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of ruling by the arbitrators is strictly limited.

         (5) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

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No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

         o        the class certification is denied;

         o        the class is decertified; or

         o        the customer is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

9. This Engagement Letter constitutes the entire understanding among the parties and supersedes, in their entirety, any and all understandings, agreements, contracts, arrangements, communications, discussions, representations and warranties, whether oral or written, among the parties respecting the subject matter.

Please confirm that the terms set forth in this Engagement Letter are in accordance with your understanding by signing and returning to us the enclosed duplicate of this Engagement Letter, along with a check for the retainer fee. We look forward to working with you on this transaction. Please note that this Engagement Letter contains a pre-dispute arbitration agreement, which is set forth in Section 8 on page 2 of this Engagement Letter.

                                                     Very truly yours,

                                                     ZERODOTNET, INC.


                                                     By: /s/ Joe M. Marenda
                                                         ----------------------
                                                     Title: Managing Director
                                                           --------------------

AGREED and CONFIRMED

TAKE TO AUCTION.COM, INC.


By:  /s/ Albert Friedman
     ------------------------

Title:  President & CEO
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Date:  10/29/99
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                              EXHIBIT A - GLOSSARY
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Unless otherwise expressly provided for, or unless the context otherwise clearly requires, the definitions set forth in this Glossary govern the defined terms used in the Engagement Letter and is part of, and is incorporated by reference therein.

"Corporate Transaction" means any of the following:

         (i) the sale of all or substantially all of the assets of the Company or the acquisition of more than 50% of the voting power of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any acquisition of capital stock, reorganization, merger, or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company),

         (ii)     the sale of any equity or debt securities, or

         (iii) any recapitalization or refinancing (except of real estate or equipment indebtedness.)

"Engagement Letter" means the Engagement Letter between the Company and ZeroDotNet relating to its services, including the Exhibits to the Engagement Letter, and all documents executed in connection therewith.

"ZeroDotNet Private Placement" means the offer and sale of the Securities conducted in compliance with Regulation D under the Securities Act of 1933, including Rule 506, to "accredited investors", as that term is defined under Rule 501(a).

"Out-of-Pocket Expenses" means any fees and expenses of ZeroDotNet's attorneys, accountants, and other professionals of ZeroDotNet, if any, in connection with services.

"ZeroDotNet" means ZeroDotNet, Inc., its parent corporation or any of the parent's other subsidiaries.

"Representatives" means officers, directors, members, agents, employees, consultants, management, or equity holders of at least 5% of the voting power of the Company and attorneys, accountants, and other professionals.

"Retainer Fee" means the non-refundable retainer fee set forth in Section 4 of the Engagement Letter.

"Securities" means the equity, equity-related, equity-linked or other securities offered and sold by the Company.

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